SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2001

AVIGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28272 (Commission File No.)	13-3647113 (IRS Employer Identification No.)

1201 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

ITEM 5. OTHER EVENTS

     On August 16, 2001, Avigen, Inc. announced that the first patient was treated in a second Phase I clinical trial using its gene therapy product for hemophilia B, a blood clotting disorder caused by a deficiency of Factor IX. In this trial, patients with hemophilia B will receive Avigen’s adeno-associated virus (AAV) vector containing the Factor IX gene, Coagulin-B, via infusion into the hepatic (liver) artery. A copy of this press release is attached as Exhibit 99.1 hereto.

ITEM 7. EXHIBITS

Exhibit 99.1.    Press Release Dated August 16, 2001.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVIGEN, INC

Dated: August 17, 2001	By:	/s/ Thomas J. Paulson

Thomas J. Paulson Vice President, Finance and Chief Financial Officer

3.

EXHIBIT INDEX

Exhibit

99.1.	Press Release Dated August 16, 2001.

4.